UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2026

ZW Data Action Technologies Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-34647	20-4672080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8/F. 29 Des Voeux Road Central, Central, Hong Kong Special Administrative Region of the People’s Republic of China
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:

+852 2669-8078

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CNET	NASDAQ Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On July 30, 2026, ZW Data Action Technologies Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement 1”) with Amber Strong International Limited, a British Virgin Islands business company (the “Purchaser 1”), pursuant to which the Purchaser 1 agreed to purchase 150,000 shares of common stock of the Company, par value $0.001 per share for an aggregate purchase price of US$217,500, representing a purchase price of US$1.45 per share. The closing shall take place on the date mutually agreed by the parties, subject to the closing conditions contained in the Agreement. On the date that the Agreement 1 was signed, the Purchaser 1 also entered into a lock-up agreement with the Company, whereby the Purchaser 1 agreed not to transfer the shares until six-month anniversary of the date of the Agreement 1.

On July 30, 2026, the Company entered into a Securities Purchase Agreement (the “Agreement 2”) with Marvel Investment Limited, a British Virgin Islands business company (the “Purchaser 2”), pursuant to which the Purchaser 2 agreed to purchase 300,000 shares of common stock of the Company, par value $0.001 per share for an aggregate purchase price of US$435,000, representing a purchase price of US$1.45 per share. Purchaser 2 is owned and controlled by Geroge Chu, the Company’s director. The closing shall take place on the date mutually agreed by the parties, subject to the closing conditions contained in the Agreement 2. On the date that the Agreement 2 was signed, the Purchaser 2 also entered into a lock-up agreement with the Company, whereby the Purchaser 2 agreed not to transfer the shares until six-month anniversary of the date of the Agreement 2.

On July 30, 2026, the Company entered into a Securities Purchase Agreement (the “Agreement 3”) with Matrix International Limited, a British Virgin Islands business company (the “Purchaser 3”), pursuant to which the Purchaser 3 agreed to purchase 150,000 shares of common stock of the Company, par value $0.001 per share for an aggregate purchase price of US$217,500, representing a purchase price of US$1.45 per share. The closing shall take place on the date mutually agreed by the parties, subject to the closing conditions contained in the Agreement 3. On the date that the Agreement 3 was signed, the Purchaser 3 also entered into a lock-up agreement with the Company, the Purchaser 3 agreed not to transfer the shares until six-month anniversary of the date of the Agreement 3.

On July 30, 2026, the Company entered into a Securities Purchase Agreement (the “Agreement 4”) with Optimal Success Investments Limited, a British Virgin Islands business company (the “Purchaser 4”), pursuant to which the Purchaser 4 agreed to purchase 150,000 shares of common stock of the Company, par value $0.001 per share for an aggregate purchase price of US$217,500, representing a purchase price of US$1.45 per share. The closing shall take place on the date mutually agreed by the parties, subject to the closing conditions contained in the Agreement 4. On the date that the Agreement 4 was signed, the Purchaser 4 also entered into a lock-up agreement with the Company, the Purchaser 4 agreed not to transfer the shares until six-month anniversary of the date of the Agreement 4.

On July 30, 2026, the Company entered into a Securities Purchase Agreement (the “Agreement 5”) with Global Yeh Family Ltd, a Republic of China (ROC) business company (the “Purchaser 5”), pursuant to which the Purchaser 5 agreed to purchase 250,000 shares of common stock of the Company, par value $0.001 per share for an aggregate purchase price of US$362,500, representing a purchase price of US$1.45 per share. The closing shall take place on the date mutually agreed by the parties, subject to the closing conditions contained in the Agreement 5. On the date that the Agreement 5 was signed, the Purchaser 5 also entered into a lock-up agreement with the Company, the Purchaser 5 agreed not to transfer the shares until six-month anniversary of the date of the Agreement 5.

Copies of the securities purchase agreements and the lock-op agreements are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference. The shares were sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulations D and S promulgated thereunder as sales to accredited investors and in reliance on similar exemptions under applicable state laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated July 30, 2026
10.2	Securities Purchase Agreement, dated July 30, 2026
10.3	Securities Purchase Agreement, dated July 30, 2026
10.4	Securities Purchase Agreement, dated July 30, 2026
10.5	Securities Purchase Agreement, dated July 30, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZW DATA ACTION TECHNOLOGIES INC.

Dated: August 5, 2026

	By:	/s/ Handong Cheng
Name: Handong Cheng
Title: Chief Executive Officer and Acting Chief Financial Officer